UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2007

H&E Equipment Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51759	81-0553291
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana		70816
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(225) 298-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2007, H&E Equipment Services, Inc. (the "Company") entered into a Consulting Agreement with Gary W. Bagley, Chairman of the Board of the Company (the "Agreement"). This Agreement supercedes the Consulting and Noncompetition Agreement, dated July 31, 2004, between the Company and Mr. Bagley.

The Agreement engages Mr. Bagley for a period of five years as a consultant to the Company, its affiliates and subsidiaries, on all matters directly or indirectly related to the Company's business. Mr. Bagley will receive annual compensation of $167,000, together with a cost-of-living increase of 4% compounded annually. Additionally, the Company will provide Mr. Bagley and his spouse certain medical insurance group plan coverages that were available to Mr. Bagley prior to the date of this Agreement.

The summary of the provisions of the Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Consulting agreement, dated April 30, 2007, between the Company and Gary W. Bagley.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

April 30, 2007	By:	/s/ Leslie S. Magee

Name: Leslie S. Magee
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consulting agreement, dated April 30, 2007, between the Company and Gary W. Bagley.